EXHIBIT 1.7

Limited Liability Company Agreement

of

Navios Maritime Midstream Operating LLC

A Marshall Islands Limited Liability Company

Dated: as of October 30, 2014

TABLE OF CONTENTS

1		DEFINITIONS	1

	1.1	Defined Terms.	1
	1.2	Number and Gender.	2

2		ORGANIZATION	2

	2.1	Formation.	2
	2.2	Name.	2
	2.3	Purposes.	3
	2.4	Registered Office; Registered Agent.	3
	2.5	Principal Office.	3
	2.6	Term.	3
	2.7	Liability to Third Parties.	3
	2.8	LLC Certificate; Transfer of Ownership Interest; Pledge of Ownership Interest.	3

3		CAPITAL CONTRIBUTIONS	4

	3.1	Initial Capital Contributions.	4
	3.2	Additional Capital Contributions.	4
	3.3	Liability Limited to Capital Contributions.	4

4		MANAGEMENT	5

	4.1	Management By Member(s).	5
	4.2	Delegation of Authority and Duties.	5
	4.3	Execution of Documents.	6
	4.4	Indemnification.	7
	4.5	Liability of Officers.	7

5		DISTRIBUTIONS	7

	5.1	Distributions/Available Cash.	7

6		BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS; TAX MATTERS	8

	6.1	Books and Records.	8
	6.2	Fiscal Year.	8
	6.3	Bank Accounts.	8
	6.4	Tax Matters.	8

7		MISCELLANEOUS	8

	7.1	Complete Agreement.	8
	7.2	Governing Law.	9
	7.3	Headings.	9
	7.4	Severability.	9
	7.5	No Third Party Beneficiary.	9
	7.6	Amendment.	9

Exhibits:

		Exhibit 1: Certificate of Formation

		Exhibit 2: LLC Certificate

i

EXHIBIT 1.7

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement (the “Agreement”) is made and entered into effective as of the 30th day of October, 2014, by NAVIOS MARITIME MIDSTREAM PARTNERS L.P., a Marshall Islands limited partnership (“NMMPLP”).

RECITALS

WHEREAS, NMMPLP desires to form the Company pursuant to the Act; and

WHEREAS, subject to the terms and conditions of this Agreement, it is intended that that Company may engage in any lawful activity permitted by the Act.

NOW, THEREFORE, it is agreed as follows:

1	DEFINITIONS

1.1	Defined Terms.

When used in this Agreement, the following terms shall have the meanings set forth below:

(a)	“Act” shall mean the Marshall Islands Limited Liability Company Act (of the Republic of the Marshall Islands Associations Law), as the same may be amended from time to time.

(b)	“Agreement” shall mean this Limited Liability Company Agreement, as amended, modified, supplemented or restated from to time in accordance with its terms.

(c)	“Capital Contributions” means the total amount of cash and/or assets which a Member contributes to the Company as capital pursuant to this Agreement.

(d)	“Certificate of Formation” shall mean the Certificate of Formation in the form of Exhibit 1 hereto to be filed pursuant to the Act with the Republic of the Marshall Islands Registrar of Corporations pursuant to which the Company shall be formed as a Marshall Islands limited liability company.

(e)	“Company” shall mean Navios Maritime Midstream Operating LLC, a Marshall Islands limited liability company.

(f)	“Indemnified Party” shall have the meaning set forth in Section 4.4 of this Agreement.

(g)	“LLC Certificate” shall have the meaning set forth in Section 2.8(a) of this Agreement.

(h)	“Member” means NMMPLP and any Person who, at the time of reference thereto, has been admitted to the Company as a Member in accordance with this Agreement, including any Transferee, and shall have the same meaning as the term “Member” under the Act, but shall not include any Person who has ceased to be a Member of the Company.

(i)	“Officers” shall have the meaning set forth in Section 4.2(a) of this Agreement.

(j)	“Person” shall mean a natural person, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company, or any other juridical entity.

(k)	“Transferee” shall have the meaning set forth in Section 2.8(b) of this Agreement.

1.2	Number and Gender.

As the context requires, all words used herein in the singular number shall extend to and include the plural, all words used in the plural number shall extend to and include the singular, and all words used in any gender shall extend to and include the other gender or be neutral.

2	ORGANIZATION

2.1	Formation.

By its execution of this Agreement, NMMPLP authorizes Ray Simpson of Reeder & Simpson P.C. to file the Certificate of Formation pursuant to the Act with the Republic of the Marshall Islands Registrar of Corporations and, upon such filing, the Company will be formed as a Marshall Islands limited liability company.

2.2	Name.

The name of the Company shall be “Navios Maritime Midstream Operating LLC” and all Company business shall be conducted in that name or such other names that comply with applicable law as the Member may from time to time designate.

2.3	Purposes.

The purposes for which the Company is established is to engage in any lawful activity permitted by the Act.

2.4	Registered Office; Registered Agent.

The registered office of the Company required by the Act to be maintained in the Republic of the Marshall Islands shall be the office of the initial registered agent named in the Certificate of Formation or such other office as the Member(s) may designate from time to time in the manner provided by law. The registered agent of the Company required by the Act to be maintained in the Republic of Marshall Islands shall be the initial registered agent named in the Certificate of Formation or such other person or persons as the Member(s) may designate from time to time in the manner provided by law.

2.5	Principal Office.

The principal place of business of the Company shall be at such place or places as the Member(s) shall from time to time determine.

2.6	Term.

The Company shall commence on the date the Certificate of Formation is accepted for filing by the Republic of the Marshall Islands Registrar of Corporations and shall have perpetual existence, unless the Company is dissolved in accordance with the Act.

2.7	Liability to Third Parties.

No Member shall be liable for the debts, obligations or liabilities of the Company, including, without limitation, under a judgment, decree or order of a court.

2.8	LLC Certificate; Transfer of Ownership Interest; Pledge of Ownership Interest.

(a)	A Member’s ownership of its limited liability company interest in the Company shall be evidenced by a certificate of limited liability interest (“LLC Certificate”) substantially in the form of Exhibit 2 hereto.

(b)	Subject to the provisions of Section 2.8(c) herein, upon the endorsement by a Member on such LLC Certificate (or on a separate transfer power) in favor of a third party (a “Transferee”) and the delivery of such LLC Certificate (and such separate power, if applicable) to such Transferee, such Member shall be deemed to have assigned and transferred all its right, title and interest in the Company and in this Agreement to such Transferee and all references in this Agreement to such Member shall be deemed to refer to such Transferee, in each case effective as of the date of such LLC Certificate delivery. A Member’s right, title and interest in the Company shall not be transferred other than as provided in this Section 2.8(b).

(c)	The pledge of, or granting of a security interest, lien or other encumbrance in or against, any or all of the limited liability company interest of a Member in the Company shall not cause such Member to cease to be a Member until the secured party shall have lawfully exercised its remedies under the security agreement and completed the endorsement in favor of a Transferee. Until the exercise of such remedies, the secured party shall not have the power to exercise any rights or powers of a Member.

3	CAPITAL CONTRIBUTIONS

3.1	Initial Capital Contributions.

NMMPLP shall make an initial capital contribution of U.S.$1,000 to the Company and upon the Company’s receipt and in consideration thereof, an LLC Certificate shall be issued in favor of NMMPLP as provided for in Section 2.8 above.

3.2	Additional Capital Contributions.

A Member may contribute such additional sums and/or assets, if any, as it shall determine in its sole discretion.

3.3	Liability Limited to Capital Contributions.

No Member shall have any obligation to contribute money to the Company or any personal liability with respect to any liability or obligation of the Company.

4	MANAGEMENT

4.1	Management By Member(s).

The management of the Company shall be vested exclusively in its Member(s). The Member(s) may make all decisions and take all actions for the Company as they deem necessary or appropriate in their sole discretion to enable the Company to carry out the purposes for which the Company was formed including, without limitation, the following:

(a)	adopting resolutions in the name and on behalf of the Company authorizing any decisions or actions taken pursuant to this Section 4.1;

(b)	entering into, making and performing such contracts, agreements, undertakings and financial guarantees in the name and on behalf of the Company;

(c)	setting aside reserves, opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(d)	collecting sums due to the Company;

(e)	selecting, removing, and changing the authority and responsibility of lawyers, auditors and other advisers and consultants; and

(f)	granting signatory authority to and issuing Powers of Attorney in favor of such persons as they may deem necessary or appropriate to carry out and implement any decisions or actions taken pursuant to this Section 4.1.

4.2	Delegation of Authority and Duties.

(a)	The Member(s) may, from time to time as they deem advisable, appoint and elect (as well as remove or replace at any time with or without cause for any reason) a President, a Treasurer and a Secretary and such other officer positions assigned to individuals (collectively, the “Officers”). Any two or more offices may be held by the same person. The Officers shall serve with or without compensation for their services to the Company as the Member(s) shall determine. If so appointed by the Member(s), the Officers shall have the authority and duties as may from time to time be assigned to them.

(b)	Unless the Member(s) decide otherwise, if the title of any person authorized to act on behalf of the Company under this Section 4.2 is one commonly used for officers of a business corporation formed under the Marshall Islands Business Corporation Act, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 4.2. Any delegation or restriction pursuant to this Section 4.2(b) may be revoked at any time by the Member(s), with or without cause for any reason.

(c)	Any person dealing with the Company may rely upon the authority of the Member(s) or any Officer designated in writing as such by the Member(s) in accordance with this Section 4.2 in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

(d)	Unless authorized to do so by this Agreement or the Member(s), no Officer, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose.

4.3	Execution of Documents.

(a)	Any agreements, contracts or other documents or correspondence executed by the Company, including an LLC Certificate, shall be signed by the individual executing same as follows:

NAVIOS MARITIME MIDSTREAM OPERATING LLC

By:
Name:	Vasiliki Papaefthimiou
Title:	Secretary

(b)	Any agreements, contracts or other documents or correspondence executed on behalf of the Company by the sole Member of the Company, including an LLC Certificate, shall be signed by such sole Member as follows:

NAVIOS MARITIME MIDSTREAM OPERATING LLC
By: NAVIOS MARITIME MIDSTREAM PARTNERS L.P., its Sole Member

By: NAVIOS MARITIME MIDSTREAM PARTNERS GP LLC, its General Partner

By:
Vasiliki Papaefthimiou

4.4	Indemnification.

Subject to Section 4.5 below, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Member and each Officer, employee or duly appointed attorney-in-fact of the Company (individually, an “Indemnified Party”) from and against all costs, losses, liabilities, and damages paid or incurred by such Indemnified Party in connection with the affairs of the Company.

4.5	Liability of Officers.

(a)	No Officer shall be personally liable for the debts and obligations of the Company.

(b)	No Officer shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or any failure to act (even if such action or failure to act constituted the simple negligence of that Officer) on behalf of the Company within the scope of the authority conferred on such Officer by this Agreement or by law, unless such act or failure to act constituted gross negligence or was performed or omitted willfully or intentionally or in bad faith.

5	DISTRIBUTIONS

5.1	Distributions/Available Cash.

The Member(s) shall in their sole discretion determine from time to time to what extent (if any) the Company’s cash on hand exceeds the current and anticipated needs of the Company. To the extent any such excess exists, the Member(s) may make distributions to themselves as Member(s), subject to the Act.

6	BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS; TAX MATTERS

6.1	Books and Records.

The books and records of the Company shall, at the cost and expense of the Company, be kept at the principal office of the Company or at such other location as the Member(s) may from time to time determine.

6.2	Fiscal Year.

Unless otherwise determined by the Member(s), the Company’s books and records shall be kept on a December 31 calendar year basis and shall reflect all Company transactions and be appropriate and adequate for conducting the Company’s affairs.

6.3	Bank Accounts.

All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Member(s). Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and may be signed by such persons as may be designated by the Member(s).

6.4	Tax Matters.

NMMPLP intends and acknowledges that, for so long as it remains the sole Member of the Company, the Company shall be disregarded as a separate entity from NMMPLP for U.S. federal income tax purposes and NMMPLP shall file such elections with the U.S. federal tax authorities as may be required to assure such tax status.

7	MISCELLANEOUS

7.1	Complete Agreement.

This Agreement and the exhibits hereto constitute the complete and exclusive statement of the agreement regarding the operation of the Company and replace and supersede all prior agreements regarding the operation of the Company.

7.2	Governing Law.

This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the Marshall Islands without giving regard to principles of conflicts of law.

7.3	Headings.

All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

7.4	Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.5	No Third Party Beneficiary.

This Agreement is made solely and specifically for the benefit of NMMPLP and its successors and assigns and no other Persons shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

7.6	Amendment.

All amendments to this Agreement must be in writing and signed by all of the Member(s).

WHEREFORE, this Limited Liability Company Agreement has been executed by a duly authorized representative of NMMPLP as of the date first set forth above.

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

By:	NAVIOS MARITIME MIDSTREAM PARTNERS GP LLC, its General Partner

By:	NAVIOS MARITIME ACQUISITION CORPORATION., Navios Maritime Midstream Partners GP LLC’s Sole Member

By:	/s/ Vasiliki Papaefthymiou
Name:	Vasiliki Papaefthymiou
Title:	Secretary

Exhibit 1

Certificate of Formation

of

Navios Maritime Midstream Operating LLC

Under Section 9 of The Marshall Islands Limited Liability Company Act

1.	The name of the Limited Liability Company is: Navios Maritime Midstream Operating LLC

2.	The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Islands, Ajeltake Road, Majuro, Marshall Islands MH 96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3.	The formation date of the Limited Liability Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

WHEREFORE, the undersigned has executed this Certificate of Formation on the [—] day of October, 2014.

Authorized Person

Exhibit 2

Certificate of Limited Liability Interest

of

Navios Maritime Midstream Operating LLC

ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

This Certificate evidences the ownership of [—] of [—]% of the limited liability interests in Navios Maritime Midstream Operating LLC (the “Company”) subject to the Certificate of Formation and Limited Liability Company Agreement of the Company.

Witness the signature of the Company.

Dated:

NAVIOS MARITIME MIDSTREAM OPERATING LLC

By:
Name:
Title:

For value Received, the undersigned hereby sells, assigns and transfers unto                      all of its limited liability company ownership interest in Navios Maritime Midstream Operating LLC represented by the within Certificate.

Dated:

By:

In Presence of